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                     EXHIBITS FOR S-1 REGISTRATION STATEMENT
                      OF METRO INFORMATION SERVICES, INC.


EXHIBIT 23.1  CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS.


                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
Metro Information Services, Inc.


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP

Norfolk, Virginia

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